Exhibit G(1)

CUSTODIAN CONTRACT

Between

LEGG MASON INVESTMENT TRUST

and

STATE STREET BANK AND TRUST COMPANY

CUSTODIAN CONTRACT

This Contract between Legg Mason Investment Trust, a statutory trust organized and existing under the laws of the State of Maryland, having its principal place of business at 100 International Drive, Baltimore, Maryland 21202 hereinafter called the “Trust”, and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the “Custodian,”

WITNESSETH:

WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends to initially offer shares in one (1) series, the Legg Mason Capital Management Opportunity Trust (such series together with all other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 17, being herein referred to as the “Portfolio(s)”);

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios of the Trust, including securities which the Trust, on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Declaration of Trust. The Trust on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Trust representing interests in the Portfolios, (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of “Proper Instructions” (within the meaning of Section 5), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Trust on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian; provided, however, that (a) the Custodian will be liable to the Trust for the Custodian’s own negligence in transmitting any instructions received by it from the Trust and for the Custodian’s own negligence in connection with the delivery of any securities, cash or other assets held by it to any sub-custodian and (b) in the event of any loss, damage or expense suffered or incurred by the Trust caused by or resulting from actions or omissions for which the Custodian would be liable pursuant to this section, the Custodian shall promptly reimburse the Trust in the amount of any such loss, damage or expense. The Custodian may employ as sub-custodian for the Trust’s foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Section 3. The Trust may instruct the Custodian, through Proper Instructions, to cease the employment of any one or more sub-custodians for maintaining custody of the Trust’s assets, and to cause the prompt delivery of such assets to another sub-custodian acceptable to the Trust and the Custodian.

2.	Duties of the Custodian with Respect to Property of the Trust Held By the Custodian in the United States

2.1	Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”) and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent (“Direct Paper”) which is deposited and/or maintained in the Direct Paper System of the Custodian (the “Direct Paper System”) pursuant to Section 2.11.

2.2	Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian’s Direct Paper book entry system account (“Direct Paper System Account”) only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)	To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)	For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)	For delivery as security in connection with any borrowings by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

12)

For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Trust;

13)	For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Trust;

14)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for the Trust, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust, related to the Portfolio (“Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)	For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3	Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in “street name” or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4	Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5	Availability of Federal Funds. Upon mutual agreement between the Trust on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust on behalf of a Portfolio, make federal funds available to such Portfolio as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

2.6	Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect, and shall require any sub-custodian to collect, on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall promptly credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled. The Custodian shall promptly notify the Trust by facsimile transmission or in such other manner as the Trust and the Custodian may agree in writing if any amount payable with respect to Shares of the Trust or other assets of the Trust is not received by the Custodian when due.

2.7	Payment of Trust Monies. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Trust on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 5;

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 4 hereof;

4)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Trust;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)	For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Portfolio, a certified copy of a resolution of the Board or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8	Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

2.9	Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. In the event of any loss, damage or expense suffered or incurred by the Trust, caused by or resulting from the actions or omissions of any agent for which the Custodian would be liable if said act or omission had been committed by the Custodian, the Custodian shall promptly reimburse the Trust in the amount of any such loss, damage or expense.

2.10	Deposit of Trust Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as “U.S. Securities System” in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

1)	The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

3)

The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The

Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of the Portfolio.

4)	The Custodian shall provide the Trust for the Portfolio with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control or procedures for safeguarding securities deposited in the U.S. Securities System;

5)	The Custodian shall have received from the Trust on behalf of the Portfolio the initial certificate required by Section 14 hereof;

6)	At the written request of the Trust, the Custodian will terminate the use of any such Securities System as promptly as practicable;

7)	Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage. In the event of any such subrogation, the Custodian shall cooperate with the Trust in asserting such rights and shall take all actions reasonably necessary to enable the Trust to assert such rights.

2.11	Trust Assets Held in the Custodian’s Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

1)	No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Portfolio;

2)	The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account (“Account”) of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3)	The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

4)	The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

5)	The Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day’s transaction in the U.S. Securities System for the account of the Portfolio;

6)	The Custodian shall provide the Trust on behalf of the Portfolio with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

2.12

Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a certified copy of a resolution of the Board or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13	Ownership Certificates for Tax Purposes. The Custodian shall, and shall require any sub-custodian to, promptly execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

2.14	Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15	Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall if reasonably practicable notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. If the Portfolio provides the Custodian with such notification less than three business days prior to the date on which the Custodian is to take such action, the Custodian shall use best efforts only to take such action.

3.	Duties of the Custodian with Respect to Property of the Trust Held Outside of the United States

3.1

Appointment of Foreign Sub-Custodians. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for the Portfolio’s securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto (“foreign sub-custodians”). Upon receipt of “Proper Instructions”, as defined in Section 5 of this Contract, together with a certified resolution of the Board, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Trust may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio’s assets and to cause the delivery of such assets to the Custodian (if reasonably practicable) or to another sub-custodian acceptable to the Custodian and the Trust.

3.2	Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) “foreign securities”, as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Trust may determine to be reasonably necessary to effect the Portfolio’s foreign securities transactions. The Custodian shall identify on its books as belonging to the Trust, the foreign securities of the Trust held by each foreign sub-custodian.

3.3	Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of the Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a “Foreign Securities System”) only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the “Securities Systems”). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4	Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Trust, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Trust which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Trust and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the Custodian, of the foreign sub-custodian or of others.

3.5	Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Portfolio will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6	Access of Independent Accountants of the Trust. Upon request of the Trust, the Custodian will use its best efforts to arrange for the Trust, its independent accountants and/or its attorneys to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7	Reports by Custodian. The Custodian will supply to the Trust from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Portfolio(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Portfolio(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Portfolio indicating, as to securities acquired for a Portfolio, the identity of the entity having physical possession of such securities. The Custodian shall also provide to the Trust such other information as may be reasonably requested by the Trust to evidence compliance with Rule 17f-5 under the Investment Company Act.

3.8	Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Trust held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Portfolio and delivery of securities maintained for the account of each applicable Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity’s nominee to the same extent as set forth in Section 2.3 of this Contract, and the Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities (except liability for failing to act in accordance with instructions).

3.9

Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care and diligence in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Trust from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution’s performance of such obligations. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Trust has not been made whole for any such loss, damage, cost, expense, liability or claim. In the event of such subrogation, the Custodian shall cooperate with the Trust in asserting such rights and shall take all actions reasonably necessary to enable the Trust to assert such rights.

3.10	Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care and diligence. In the event that any sub-custodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable sub-custodian agreement, the Custodian shall use its best efforts to cause such sub-custodian to fully perform its obligations. In the event that the Custodian is unable to cause such sub-custodian to perform its obligations thereunder, the Custodian shall forthwith notify the Trust of the same and, upon the Trust’s request, terminate such sub-custodian as a sub-custodian for the Trust in accordance with the termination provisions of the applicable sub-custodian agreement and, if requested by the Trust, appoint another sub-custodian acceptable to the Custodian and the Trust.

3.11	Reimbursement for Advances. If the Trust requires the Custodian to advance cash or securities for any purpose for the benefit of a Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio, having a fair market value not in excess of 125% of the advance, shall be security therefor if specifically identified as such by the Custodian and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolios assets to the extent necessary to obtain reimbursement. For any property identified as security under this paragraph, the Trust may substitute other property of equivalent value upon permission of the Custodian, which permission shall not be unreasonably withheld.

3.12	Monitoring Responsibilities. The Custodian shall furnish annually to the Trust, during the month of June, and as reasonably requested by the Trust from time to time, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this Contract. In addition, the Custodian shall monitor the performance and financial condition of the foreign sub-custodians and foreign securities depositories to the extent practicable and will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the performance or financial condition of a foreign sub-custodian or any material loss of the assets of the Trust.

3.13	Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Portfolios assets are maintained in a foreign branch of a banking institution which is a “bank” as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for each Portfolio of the Trust in the United Kingdom shall be maintained in an interest bearing account established for the Trust with the Custodian’s London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14	Tax Law. Except as provided in Section 2.13, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Custodian as custodian of the Trust by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust or the Custodian as custodian of the Trust by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust has provided such information.

4.	Payments for Sales or Repurchases or Redemptions of Shares of the Trust

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Trust and promptly deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Trust, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

5.	Proper Instructions

Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees of the Trust hereinafter the “Board” shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the instructions are consistent with any security procedures agreed to by the Trust and the Custodian, including but not limited to, the security procedures selected by the Trust on the Trust’s Transfer Addendum to this Contract. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.	Actions Permitted without Express Authority

The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

7.	Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.	Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Trust on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Trust’s currently effective prospectus related to such Portfolio and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Trust’s currently effective prospectus related to such Portfolio. On each day that the Custodian computes the net asset value per share of the Trust, the Custodian will provide information sufficient to permit the Trust to verify that portfolio transactions are reconciled with the Trust’s trading records.

9.	Records

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder and under applicable state and federal tax laws. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees, agents and auditors of and attorneys for the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust’s request, supply the Trust with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

10.	Opinion of Trust’s Independent Accountant

The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust’s independent accountants with respect to its activities hereunder in connection with the preparation of the Trust’s Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.	Reports to Trust by Independent Public Accountants

The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding cash, securities, futures contracts and options on futures contracts, including cash, securities, and other assets deposited and/or maintained in a Securities System or with a sub-custodian, relating to the services provided by the Custodian, directly or through any agent, under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon in writing from time to time between the Trust on behalf of each applicable Portfolio and the Custodian. The Custodian shall provide the Trust a written invoice for each such payment.

13.	Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice that such actions or omissions comply with the terms of the Contract and with all applicable laws, provided the Custodian acts in good faith and without negligence.

The Custodian shall be liable for the acts or omissions of a foreign banking institution employed as a sub-custodian to the same extent as set forth with respect to sub-custodians generally in this Contract.

If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the

Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee’s or agent’s own negligent action, negligent failure to act or willful misconduct, (collectively referred to herein as a “Liability”), then in such event cash held for the account of the Trust and securities issued by United States issuers or other securities selected by the Custodian equal in value to not more than 125% of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, held at any time for the account of the Trust by the Custodian or sub-custodian, shall be held as security for such Liability or for such Advance and the accrued interest on the Advance. The Custodian shall designate the security or securities constituting security for an Advance or Liability (the “Designated Securities”) by notice in writing to the Trust (which may be sent by telefax). In the event the value of the Designated Securities shall decline to less than 110% of the amount of such Advance and accrued interest on the Advance or the anticipated amount of such Liability, then the Custodian may designate inn the same manner additional securities to be held as security for such obligation (“Additional Securities”) but the aggregate value of the Designated Securities and the Additional Securities shall not be in excess of 125% of the amount of such Advance and the accrued interest on the Advance or the anticipated amount of such Liability. At the request of the Trust, the Custodian shall agree to substitution of a security or securities which have a value equal to the value of the Designated or Additional Securities which the Trust desires to be released from their status as security, and such release from status as security shall be effective upon the Custodian and the Trust agreeing in writing as to the identity of the substituted security or securities, which shall thereupon become Designated Securities.

Notwithstanding the above, the Custodian shall, at the request of the Trust, immediately release from their status as security any or all of the Designated Securities or Additional Securities upon the Custodian’s receipt from such Trust of cash or cash equivalents in an amount equal to 100% of the value of the Designated Securities or Additional Securities that the Trust desires to be released from their status as security pursuant to this Section. The Trust shall reimburse the Custodian in respect of a Liability and shall pay any Advances upon demand; provided, however, that the Custodian first notified the Trust of such demand for repayment or reimbursement. If, upon notification, the Trust shall fail to pay such advance or interest when due or shall fail to reimburse the Custodian promptly in respect of a Liability, the Trust acknowledges and agrees that the Custodian shall be entitled to apply cash held for the Trust and/or dispose of the Designated Securities and Additional Securities to the extent necessary to obtain repayment or reimbursement. Interest, dividends and other distributions paid or received on the Designated Securities or Additional Securities, other than payments of principal or payments upon retirement, redemption or repurchase, shall remain the property of the Trust, and shall not be subject to this Section. To the extent that the dispositions of the Trust’s property, designated as security for such Advance or

Liability, results in an amount less than necessary to obtain repayment or reimbursement, the Trust shall continue to be liable to the Custodian for the difference between the proceeds of the dispositions of the Trust’s property, designated as security for such Advance or Liability, and the amount of the repayment or reimbursement due to the Custodian and the Custodian shall be entitled to designate Additional Securities to secure the amount of the shortfall and shall have the same rights with respect to such Additional Securities as are provided herein with respect to Designated Securities generally.

In no event shall the Custodian be liable for indirect, special or consequential damages.

14.	Effective Period, Termination and Amendment

This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Contract, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.	Successor Custodian

If a successor custodian for the Trust, of one or more of the Portfolios shall be appointed by the Board, the Custodian shall, upon termination, promptly deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities and funds, as well as all books and records, of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and promptly transfer such securities, funds, books and records, and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract. The Custodian agrees to cooperate with the successor custodian and the Trust in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.	Interpretive and Additional Provisions

In connection with the operation of this Contract, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.	Additional Series

In the event that the Trust establishes one or more series of Shares in addition to Legg Mason Capital Management Opportunity Trust with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

18.	Massachusetts Law to Apply

This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.	Prior Contracts

This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Trust on behalf of each of the Portfolios and the Custodian relating to the custody of the Trust’s assets.

20.	Reproduction of Documents

This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.	Notices.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Trust:	Legg Mason Investment Trust
100 International Drive
Baltimore, Maryland 21202
Attention:
Telephone: 410-454-
Telecopy: 410-454-

To the Custodian:	State Street Bank and Trust Company
1776 Heritage Drive, JAB/4SW
North Quincy, Massachusetts 02171
Attention: Edward M. Buccigross
Telephone: 617-985-6834
Telecopy: 617-985-5450

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

22.	Data Access Service Addendum

The Trust and the Custodian agree to be bound by the terms of the Data Access Services Addendum attached hereto.

23.	Shareholder Communications

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether the Trust authorizes the Custodian to provide the Trust’s name, address, and share position to requesting companies whose stock the Trust owns. If the Trust tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian “yes” or do not check either “yes” or “no” below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust’s protection, the Rule prohibits the requesting company from using the Trust’s name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Trust’s name, address, and share positions.

NO ☐	The Custodian is not authorized to release the Trust’s name, address, and share positions.

24.	Miscellaneous

24.1	Expenses of the Trust

In addition to any liability to the Trust for which the Custodian is determined to be liable under this Contract, the Custodian shall be liable to the Trust for all reasonable costs and expenses incurred by the Trust in connection with a claim by the Trust against the Custodian, an Agent or sub-custodian for which the Custodian is liable under this Contract, including, reasonable attorneys’ fees and expenses and other reasonable fees incurred in any investigation, lawsuit or other proceeding related to such claim. Nothing in this paragraph shall preclude the parties from agreeing to payment of such expenses by the Custodian in connection with a claim settled by arbitration, mediation or negotiation.

24.2	Assignment

This Contract may not be assigned by either party without the written consent of the other.

24.3	Insurance

The Custodian agrees to maintain insurance adequate to the protection of all assets of the Trust that may come into the Custodian’s care under this Contract.

24.4	Confidentiality

The Custodian agrees that all books, records, information and data pertaining to the business of the Trust which are exchanged or received pursuant to the negotiation or carrying out of this Contract shall remain confidential, shall not be voluntarily disclosed to any other person, except as may be required by law, and shall not be used by the Custodian for any purpose not directly related to the business of the Trust, except with the Trust’s written consent.

24.5	Separate Portfolios

Notwithstanding any other provision of this Contract, the parties agree that the assets and liabilities of each series of the Trust are separate and distinct from the assets and liabilities of each other series and that no series shall be liable or shall be charged for any debt, obligation or liability of any other series, whether arising under this Contract or otherwise.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 30th day of April, 2012.

LEGG MASON INVESTMENT TRUST		TRUST SIGNATURE ATTESTED TO BY:

By:	/s/ R. Jay Gerken	By:

Name:	R. Jay Gerken	Name:

Title:	President	Title:

STATE STREET BANK AND TRUST COMPANY		SIGNATURE ATTESTED TO BY:

By:	/s/ Michael F. Rogers	By:

Name:	Michael F. Rogers	Name:

Title:	Executive Vice President	Title:

AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made effective as of April 30, 2012 by and between Legg Mason Investment Trust (the “Trust”) and State Street Bank and Trust Company (the “Custodian”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

WHEREAS, the Trust and the Custodian entered into a Custodian Contract dated as of April 30, 2012 (the “Contract”);

WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Trust has one (1) series Legg Mason Capital Management Opportunity Trust subject to the Contract (such series, together with all other series subsequently established by the Trust and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”);

WHEREAS, the Trust and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Trust held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I.	Article 3 of the Contract is hereby deleted, and Articles 4 through 24 (including internal references to such Articles) of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 25, respectively.

II.	New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3. Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign

Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; provided however, country risk shall not include the custody or settlement practices and procedures of an Eligible Foreign Custodian selected by the Foreign Custody Manager that are not prevailing practices in the country in which the Foreign Assets are held.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. The Custodian as Foreign Custody Manager.

3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Trust, by resolution adopted by the Board of Trustees (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Trust with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Trust, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Trust shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall use commercially reasonable efforts to effect closing such account and to cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Trust with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn; provided that such withdrawal shall have no effect on the liability of the Foreign Custody Manager for its acts and omissions prior to such withdrawal.

3.2.3 Scope of Delegated Responsibilities:

(a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with the requirements of Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Foreign Custody Manager shall not be responsible for such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 Reporting Requirements. The Foreign Custody Manager shall report to the Board the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Trust’s duly-authorized investment adviser an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change as required by Section (b)(2) of Rule 17f-5.

3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust’s Foreign Assets would exercise.

3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Trust represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 Eligible Securities Depositories.

3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Trust (or its duly-authorized investment manager, investment adviser or other delegate) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Trust (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 Access of Independent Accountants of the Trust. Upon reasonable request of the Trust, the Custodian will use reasonable efforts to arrange for the independent accountants for the Trust to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian as the Foreign Custody Manager of the Trust.

4. Duties of the Custodian with Respect to Property of the Portfolios Held Outside the United States.

4.1 Definitions. Capitalized terms in this Article 4 shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board or its duly-authorized designee the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board or its duly-authorized designee being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Trust on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 Bank Accounts. The Custodian shall identify on its books as belonging to the Trust (on behalf of the applicable Portfolio) cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian in accordance with the provisions of this Amendment. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Trust written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession or control of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian, acting solely in its capacity as custodian, employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Trust’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian, as custodian, shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of countries for which the Trust has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any other loss where the sub-custodian has otherwise acted with reasonable care.

III.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK and TRUST COMPANY

	By:	/s/ Michael F. Rogers
	Name:	Michael F. Rogers
	Title:	Executive Vice President

WITNESSED BY:	LEGG MASON INVESTMENT TRUST

	By:	/s/ R. Jay Gerken
*[name]	Name:	R. Jay Gerken
[title]	Title:	President

AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated as of April 30, 2012, to the Custodian Contract, dated as of April 30, 2012, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and Legg Mason Investment Trust (the “Trust”)(the “Contract”).

WHEREAS, the Trust and the Custodian wish to amend a certain provision of the Contract with regard to delivery out of trust monies.

In consideration of the promises and covenants contained herein, the Custodian and the Trust hereby agree to amend the Contract as described below:

I. New Section 2.7(7) is hereby amended and existing Section 2.7(7) is renumbered as 2.7(8) and amended, as follows:

2.7 Payment of Trust Monies.

(7)	Upon the purchase of any investment that cannot be delivered versus payment for such investment, but only upon receipt of Proper Instructions from the Trust, on behalf of the applicable Portfolio, which have been signed by both an authorized officer of the Trust and an authorized officer of the investment manager of the Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made. The Trust agrees that any such delivery shall not be subject to the terms of Section 2.8 of this Contract; provided that the Custodian’s standard of care with respect to such delivery shall be as provided for in Section 13 hereof.

(8)	For any other purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, and naming the person or persons to whom such payment is to be made.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this amendment and this amendment, the terms of this amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

LEGG MASON INVESTMENT TRUST,

On Behalf of Its Portfolios

By:	/s/ R. Jay Gerken
Name:	R. Jay Gerken
Title:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President